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                                                                    EXHIBIT 21.1

                            SUBSIDIARIES OF GLENAYRE

The following subsidiaries are wholly-owned, directly or indirectly, by Glenayre as of December 31, 2005:

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Name of Subsidiary                                        Jurisdiction of Incorporation
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
Entertainment Distribution Company, LLC                   Delaware, U.S.A.
Entertainment Distribution Company (USA), LLC             Delaware, U.S.A.
Entertainment Distribution Holdings GMBH                  Germany
Entertainment Distribution Company GMBH                   Germany
Entertainment Distribution Company Netherlands
 Holding Company B.V.                                     Netherlands
Glenayre Electronics, Inc.                                Colorado, U.S.A.
Glenayre Manufacturing Ltd.                               Canada
Glenayre Electronics Singapore PTE Ltd.                   Singapore
Glenayre Electronics (UK) Limited                         United Kingdom
Glenayre Digital Systems, Inc.                            North Carolina, U.S.A.
Glenayre de Mexico S.A. de C.V.                           Mexico
Glenayre Administracion, S.A. de C.V.                     Mexico
Glenayre Electronics South America Ltda.                  Brazil
Glenayre Electronics Europe B.V.                          Netherlands
Glenayre Electronics (Hong Kong) Limited                  Hong Kong
Glenayre Electronics Philippines, Inc.                    Philippines
Glenayre Electronics (Korea) Limited                      Korea
Glenayre Electronics Middle East LLC                      United Arab Emirates
Glenayre (India) Private Limited                          India
Glenayre Electronics (Beijing) Co., Ltd.                  China
Glenayre Electronics (Proprietary) Limited                South Africa
Glenayre.Net, Inc.                                        California, U.S.A.
Nihon Glenayre Electronics K.K.                           Japan
GTI Acquisition Corp.                                     Delaware, U.S.A.
Open Development Corporation                              Delaware, U.S.A.
Wireless Access, Inc.                                     California, U.S.A.

The names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.